Exhibit 10.4

Acceptance Agreement between Shandong Xiangrui and Bank of East Asia Qingdao Branch, dated March 7, 2012, for a RMB 10 million loan

Main contents:

☐	Contract No.: QDAD11049

☐	Accept Items: a Draft of RMB 10,000,000 Yuan

☐	Payee of the Draft: Shandong Runyin Bio-chemical

☐	Draw Date of the Draft: March 7, 2012

☐	Due Date of the Draft: September 7, 2012

☐	The accept applicator should deposit the amount of the draft 10 days before the due date of the draft. The acceptor is entitled to take the money as draft amount directly for acceptance 1 day before the due date of the draft.

☐	Guarantee Deposit:

☐	Amount of the guarantee deposit: 50% of the draft amount

☐	If the accept applicator has not pay the guarantee deposit as request, the accept applicator shall pay the money as 100% of the draft amount to the acceptor as penalty.

☐	Service Fee: 0.05% of the draft amount

☐	Guarantee Method: Guarantee Contract (QDAD11049-01)

Headlines of the articles omitted

☐	Assumption of the Acceptance

☐	Commitment of the Accept Application

☐	Effectiveness, Alteration and Termination

☐	Liabilities of Breach of Contract

☐	Dispute settlement

☐	Miscellaneous

☐	Effectiveness

☐	Attention